Exhibit 3.5

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Entity Number	Certificate of Organization
3274265	Domestic Limited Liability Company
(15 Pa.C.S. § 1913)

Name			Document will be returned to the name and address you enter to the left.

Address			ï

City	State	Zip Code

Fee: $125	Filed in the Department of State on JAN - 6 2005

/s/ PEDRO A. CORTES
Secretary of the Commonwealth

In compliance with the requirements of 15 Pa.C.S. § 1913 (relating to certificate of organization), the undersigned desiring to organize a limited liability company, hereby certifies that:

1.	The name of the limited liability company (designator is required, i.e., “company”, “limited” or “limited liability company” or abbreviation):

Mohegan Commercial Ventures PA, LLC

2.	The (a) address of the limited liability company’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and Street	City	State	Zip	County

(b) Name of Commercial Registered Office Provider	County

c/o: CT Corporation System	Philadelphia

3.	The name and address, including street and number, if any, of each organize is (all organizers must sign on page 3):

Name	Address

Raymond Pineault	5 Crow Hill Rd Uncasville, CT 06382

4.	Strike out if inapplicable term:

5.	Strike out if inapplicable:

Management of the Company is vested in a manager or managers.

6. The specified effective date, if any is:
month date year hour, if any

7.	Strike out if inapplicable:

8.	For additional provisions of the certificate, if any, attach an 8 1/2 x 11 sheet

IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this 5th day of January, 2005.

/s/ RAYMOND PINEAULT
Signature

Signature

Signature

Docketing Statement DSCB:15-134A (Rev 2001)	BUREAU USE ONLY:
Departments of State and Revenue	Dept. of State Entity #

One (1) copy required	Dept. of Rev. Box #

Filing Period Date 3 4 5

SIC/NAICS Report Code

Check proper box:

Pennsylvania Entities		Foreign Entities
State/Country Date
☐	business stock
☐	business non-stock	☐	business
☐	professional	☐	nonprofit
☐	nonprofit stock	☐	limited liability company
☐	nonprofit non-stock	☐	restricted professional
☐	statutory close		limited liability company
☐	management	☐	business trust
☐	cooperative
☐	insurance	Other
☑	limited liability company
☐	restricted professional	☐	domestication
	limited liability company	☐	division
☐	business trust	☐	consolidation

1.	Entity Name:

Mohegan Commercial Ventures PA, LLC

2.	Individual name and mailing address responsible for initial tax reports:

Leo Chupaska	Mohegan Sun Blvd	Uncasville	CT	06382
Name	Number and street	City	State	Zip

3.	Description of business activity:

general partner partnership owning and operating harness racetrack and off track wagering facilities.

4. Specified effective date, if any:	5. EIN (Employer Identification Number), if any:
N/A	06-1737551
month/day/year hour, if any

6.	Fiscal Year End:

September 30

7.	Fictitious Name (only if foreign corporation is transacting business in PA under a fictitious name):

N/A